UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 200549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA	92806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 18, 2005, New Horizons Worldwide, Inc. (Nasdaq: NEWHE) received a notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) stating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because the Company failed to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (the “Form 10-Q”) on or before the date prescribed by the Securities and Exchange Commission. As a result of the Company’s failure to comply with Marketplace Rule 4310(c)(14) with regard to the Form 10-Q, Nasdaq informed the Company that the Nasdaq Listing Qualifications Panel is considering the Form 10-Q delinquency, along with the current Form 10-K delinquency, in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market.

A press release, issued May 19, 2005, announcing the receipt of the Nasdaq notice is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of New Horizons Worldwide, Inc., dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date May 19, 2005

	By:	/s/ Jeffrey S. Cartwright
Jeffrey S. Cartwright
Senior Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of New Horizons Worldwide, Inc., dated May 19, 2005

E-1